GIANT GROUP, LTD.
                               RALLY'S HAMBURGERS, INC.
                       AND CHECKERS DRIVE-IN RESTAURANTS, INC.
                              TERMINATE PROPOSED MERGER



          FOR IMMEDIATE RELEASE
          NOVEMBER 2, 1998


               GIANT GROUP, LTD. (NYSE:GPO), RALLY'S HAMBURGERS, INC. (NASDAQ:RLLY), AND CHECKERS DRIVE-IN RESTAURANTS, INC. (NASDAQ:CHKR) announced today the termination of their proposed merger. The merger was terminated when the definitive merger agreement could not be finalized within the allowed time period. GIANT owns approximately 11% of Rally's stock and Rally's owns approximately 26% of Checkers' stock.

               Jay Gillespie, CEO of Checkers and Rally's stated that "we will continue to move forward on our strategic initiatives, which are designed to increase sales and improve margins".

               A spokesman for GIANT said that despite the termination of the transaction, GIANT remains enthusiastic about the progress made by the management of Rally's and Checkers.



          Additional Information:

          Jay Gillespie, CEO of Rally's and Checkers at (727) 519-2000 Burt Sugarman, CEO of GIANT at (310) 273-5678